CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No.333-282407) (the “Registration Statement”) of RiverSource® Structured SolutionsSM 2 annuity of our report dated February 22, 2024, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 3, 2024